Exhibit 99.1

Tilray Brands Acquires BrewDog, a Leading Global Craft Brand, Creating a ~$500 Million Global Craft Beer and Beverage Platform

Accretive Acquisition of Select Assets Includes Global Brand, UK Brewing Operations and 11 Strategic Brewpubs

Expected to Generate ~$200 Million in Annual Net Revenue and ~$6 - $8 Million of Adjusted EBITDA in Fiscal 2027

Tilray’s Global Consolidated Net Revenue Expected to Reach ~$1.2 Billion on an Annualized Basis1

Conference Call Scheduled for 12:30pm ET

NEW YORK & LONDON — March 2, 2026 — Tilray Brands, Inc. (“Tilray”, “our”, “we” or the “Company”) (Nasdaq: TLRY; TSX: TLRY), a leading global lifestyle and consumer packaged goods company at the forefront of the beverage, cannabis and wellness industries, today completed the acquisition of certain highly strategic assets of BrewDog’s global platform, including the global brand and related intellectual property, the UK brewing operations and eleven strategic brewpubs in the United Kingdom and Ireland, for a total consideration of £33 million. Tilray is separately negotiating to acquire certain BrewDog assets in the United States and Australia.

One of the world’s most recognized names in craft beer, BrewDog is a brand-powered, vertically integrated beverage and hospitality platform. Founded in 2007, BrewDog quickly became one of the largest independent craft beer brands in the United Kingdom with its portfolio of iconic craft, premium and low & no alcohol beer brands, including Punk IPA, Hazy Jane, Lost Lager and Wingman. From its beginnings in the UK, it developed its strong global brand awareness through its global expansion via international breweries, localized brewpubs and strategic partnerships. For Tilray, the acquired asset portfolio presents a significant opportunity for growth in the UK and previously untapped international markets.

Irwin D. Simon, Chairman and Chief Executive Officer, Tilray Brands, stated, “BrewDog is one of the most iconic, mission-driven craft beer brands in the UK. It helped redefine modern craft beer through bold innovation, fearless creativity and an unwavering commitment to great beer. What makes BrewDog truly special has always been its brewers, its brewpubs and its passionate community of beer fans. As we begin a new chapter for this great brand, our priority is to refocus BrewDog on the craft beer excellence that made it beloved in the first place and strategically invest to return the operations to profitable growth. BrewDog’s future is bright, and we are committed to ensuring the brand continues to lead and inspire the global craft beer movement.”

Mr. Simon continued, “Tilray’s management brings operational and strategic expertise, a diversified global beverage infrastructure and a disciplined investment approach needed to unlock BrewDog’s next phase of growth. In addition, my team and I have significant experience in the UK market where we previously built an ~ $1.5 billion consumer packaged goods business at my prior company with beloved brands, including Ella’s Kitchen, Hartleys, Tilda, New Covent Garden and Linda McCartney. With the BrewDog acquisition, our total global beverage platform is expected to grow to ~$500 million in annual revenue, creating one of the largest diversified craft beverage platforms globally. Through this expanded platform, we see significant growth opportunity for BrewDog through broader distribution and the ability to invest back into brand and innovation, while introducing Tilray’s complementary beverage brands into international markets. On a combined basis, we expect Tilray’s diversified global business to reach ~$1.2 billion in annualized revenue1.”

Acquisition Advances Tilray’s Global Beverage Strategy

Tilray has built a diversified beverage portfolio spanning craft beer, spirits, energy drinks, water and emerging categories. Expanding Tilray’s established U.S. beverage brands into international markets is a strategic priority and a natural next phase of growth. The addition of BrewDog accelerates our ability to enter new markets by providing scaled brewing capacity outside the U.S., an established international distribution network and a premier brewpub and hospitality infrastructure in the UK and select international markets.

Transaction Overview

Under the terms of the transaction, Tilray paid £33 million in exchange for BrewDog’s worldwide intellectual property, UK brewing operations and a portfolio of eleven premier and profitable brewpubs including Birmingham, Canary Wharf, Dogtap Ellon, Dublin, Edinburgh DogHouse, Lothian Road, Manchester, Paddington, Seven Dials, Tower Hill, and Waterloo. These brewing and related operating assets are expected to generate annual net revenue of ~$200 million and adjusted EBITDA of ~$6 - ~$8 million. The acquired business is expected to become cash flow positive beginning in fiscal 2027 as integration initiatives and operational efficiencies are realized. The proposed U.S. and Australia components of the acquisition will be subject to a separate purchase agreement to be negotiated by the parties and is expected to be finalized and closed in approximately 30 days.

Due to customary licensing transfer timelines associated with brewing operations, Tilray does not anticipate a meaningful EBITDA contribution in the fourth quarter of fiscal 2026, and brewing revenues in early fiscal 2027 may temporarily reflect timing differences related to license transfers following closing.

Advisors

Jefferies LLC acted as financial advisor, and Proskauer Rose LLP acted as external legal counsel to Tilray Brands.

Conference Call Details

Tilray Brands will host a live teleconference today, Monday, March 2, 2026, at 12:30pm Eastern Time to discuss the transaction. Investors may join the live event through the Events & Presentations section of Tilray’s Investor Relations website. A replay will be available and archived on the Company’s website.

About Tilray Beverages

Tilray Beverages, a division of Tilray Brands, is a leading beverage platform with a diverse portfolio of award-winning craft beers, spirits, non-alcoholic beverages and functional drinks. Its portfolio includes 10 Barrel Brewing, Alpine Beer, Atwater Brewery, Blue Point Brewing Company, Breckenridge Brewery, Breckenridge Distillery, Casa Breck, Green Flash Brewing Company, Hi*Ball Energy, Hop Valley Brewing Co., Liquid Love, Mock One, Montauk Brewing Company, Mountain Shot, Redhook Brewery, Revolver Brewing, Shock Top, Square Mile Cider, SweetWater Brewery, Terrapin Beer and Widmer Brothers. Leveraging state-of-the-art production facilities and a robust distribution network, Tilray Beverages is focused on expanding premium and mainstream beverage offerings across the United States and international markets.

About Tilray Brands

Tilray Brands, Inc. (“Tilray”) (Nasdaq: TLRY; TSX: TLRY), is a leading global lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia and Latin America that is leading as a transformative force at the nexus of cannabis, beverage, wellness, and entertainment elevating lives through moments of connection. Tilray’s mission is to be a leading premium lifestyle company with a house of brands and innovative products that inspire joy and create memorable experiences. Tilray’s unprecedented platform supports over 40 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods and craft beverages.

For more information on how we are elevating lives through moments of connection, visit Tilray.com and follow @Tilray on all social platforms.

Forward-Looking Statements
Certain statements in this communication that are not historical facts constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections, or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses, or current expectations concerning, among other things, the Company’s ability to achieve revenue and EBITDA targets from the BrewDog acquisition, and to be cash flow positive by beginning in the first quarter of fiscal 2027 from expected integration initiatives and operational efficiencies. Many factors could cause actual results, performance, or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. Forward‑looking statements in this communication also include statements regarding the Company’s market positioning, ability to effectively leverage and scale Tilray’s brewing operations and drive revenue growth. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of Tilray and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of Tilray made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events, or otherwise unless required by applicable securities laws.

1Expected to reach an annualized revenue of $1.2 billion in fiscal 2027.

Contacts:

Media

news@tilray.com

tilray@prosek.com

Investor Relations

investors@tilray.com